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                                                                   EXHIBIT 10.53


Case No. FF-G-008
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                PROMISSORY NOTE TO THE UNITED STATES OF AMERICA



                                         City and State:________________
                                         Date:  October 19, 2001


All terms contained herein are defined in the Acknowledgment of Definitions executed by all parties to this transaction.

FOR VALUE RECEIVED, the undersigned (hereinafter, the "Borrower"), promises to pay to the order of the UNITED STATES OF AMERICA, acting by and through the Secretary of Commerce, National Oceanic and Atmospheric Administration, National Marine Fisheries Service, Financial Services Division (hereinafter, the "Government"), P. O. Box 73004, Chicago, Illinois 60673, or at the Government's option, at such other place as may be designated from time to time by the Government, the principal amount of ONE MILLION, NINE HUNDRED THOUSAND DOLLARS AND NO/100 Dollars ($1,900,000.00) with interest on the unpaid principal computed from the date of funding at the rate of 7.01% per year, payments, in lawful currency of the United States of America, to be made in installments as follows:

     Payments of $51,434.00, including principal and interest, payable quarterly. The first payment on the note will be due on January 19, 2002 and each quarter thereafter, with the balance of principal and interest due on October 19, 2016.

This Note is given pursuant to the provisions of Title XI of the Merchant Marine Act, 1936, as amended, found at 46 USC (S)1271 et seq., and 50 CFR 253, as amended by Public Law 104-297 on October 11, 1996, known as the Fisheries Finance Program.

The Borrower may prepay principal at any time, and from time to time, without penalty. However, the Government may require that any partial prepayments (a) be made on the date regular installments are due and (b) be in the amount of one or more installments which would be applicable to principal. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent installments or change the amount of such installments, unless the Government shall otherwise agree in writing.


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If any installment is not received by the Government within fifteen (15) days after its due date, the Borrower shall pay an additional sum of five percent (5%) of the overdue amount or one thousand dollars ($1,000.00), whichever is less, as a late charge and said amount will be added to total indebtedness until paid. Acceptance of any late charge or the election not to assess a late charge, shall not constitute a waiver of the default with respect to the overdue amount, and shall not prevent the Government from exercising any of the other rights and remedies available to it.

Payments shall be made payable in lawful money of the United States of America to the United States Department of Commerce/NOAA/NMFS/FSFF, or as the Government, or other holder of the Note, may, from time-to-time designate in writing to the Borrower. Payments shall be applied first to accrued interest and the balance, if any, shall be applied to principal. The Borrower shall identify each payment by the designation FF-G-008.

Time is of the essence hereof. In the event that the Borrower fails to pay any installment of principal or interest within fifteen (15) days after its due date, then, at the option of the Government or other holder of the Note, the entire principal sum, plus all accrued interest, shall be immediately due and payable, without presentment, notice of dishonor, protest, opportunity to cure, or any other demand or notice, said demands and notices being hereby expressly waived. The Government or other holder of this Note may exercise this option to accelerate after any default by the Borrower which is not cured within fifteen
(15) days from the occurrence thereof, regardless of any prior forbearance.

The accelerated interest rate shall be eighteen percent (18%) per annum, and shall apply to all sums due and accruing hereunder or under the Mortgage or Security Agreement, as defined below, unless such would violate applicable usury laws, if any, in which case, the maximum legal rate permitted by applicable laws shall prevail.

This Note shall be construed and interpreted in accordance with the laws of the United States of America.

This Note is secured by certain preferred ship mortgages (hereinafter, the "Ship Mortgages") dated the date hereof, from the Borrower to the Government relating to that certain vessel RACCOON POINT, Official Number 532143, and that certain vessel SANDY POINT, Official Number 208617, (hereinafter, the "Vessels"), a security agreement (hereinafter, the "Security Agreement") dated ______ , 2001, between the Borrower and the Government and a certain deed of trust and security agreement (hereinafter, the "Deed"), dated the date hereof, from the Borrower to the

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Government relating to certain property located in Northumberland County,
Commonwealth of Virginia.

This Note has been negotiated and received by the Government subject to and secured by the terms of the Approval Letter dated May 29, 2001, all Mortgages, Deeds, Security Agreements, and any other loan documents.

The aforesaid payments shall constitute payment of the principal of, and the interest on this Note as of the date on which and to the extent such payment is made, and this Note shall be discharged to the extent of such payment of principal.

This Note is not negotiable, assignable, or transferable without the prior written consent of the Government. This Note shall be canceled by the Government and surrendered to the Borrower if all outstanding obligations accruing hereunder or under the Loan documents are fully paid or performed.

The undersigned agrees to pay and shall pay all reasonable expenses of any nature, whether incurred in or out of court, and whether incurred before or after this Note shall become due at its maturity date or otherwise, including but not limited to reasonable attorney's fees and costs, which the Government may deem necessary or proper in connection with the collection of sums due under the Note, or in the administration, supervision, preservation, protection and costs of care and preservation of any Collateral. The Government is authorized to pay, and add to the indebtedness of the Borrower at any time, and from time to time, any and all of such expenses, add the amount of such expenses to the principal amount of the Note and Mortgages, and charge interest thereon at the rate of eighteen percent (18%) per annum, or such lesser rate as determined by the Government. In connection with said expenses, and notwithstanding the Government's election to fix an interest rate of less than 18%, acceleration of sums due under the Note and any other loan documents will result in application of the accelerated interest rate of 18% to all sums due hereunder, whether said sums constitute principal, interest or expenses.

The term "Collateral" as used in this Note shall have the same meaning as used in the Security Agreement and in the Acknowledgment of Definitions and shall further mean any funds, guaranties, or other property or rights therein of any nature whatsoever or the proceeds thereof which may have been, are, or hereafter may be hypothecated, directly or indirectly by the undersigned or others, in connection with, or as security for, this Note or any part hereof.

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The obligation of the undersigned hereunder shall not be impaired by the
Government's indulgence, including, but not limited to (a) any renewal, extension, or modification which the Government may grant with respect to the Note or any part hereof, (b) any surrender, compromise, release, renewal, extension, exchange, or substitution, which the Government may grant in respect of the said Mortgage, as amended, or other Collateral, or (c) any indulgence granted in respect of any endorser, grantor, or insurer.

All provisions of this Note shall be construed, given effect, and enforced according to the laws of the United States. With respect to any claim or proceeding relating to this Note, the Borrower hereby consents to and subjects itself to the jurisdiction of the federal court of competent jurisdiction, which we, in our sole discretion, may choose. If the Government has instituted proceedings where any of the collateral may be found, the Borrower also consents to and subjects itself to the jurisdiction of the federal court which maintains jurisdiction over said collateral.

This Note is severable, and in the event that any of its terms are declared invalid, the remaining terms shall be severed and remain in full force and effect.

When applicable, the obligation of the undersigned hereunder shall be joint and several.


                                          BORROWER:  Omega Protein, Inc.


                                          BY:     /s/ Clark A. Haner
                                                 -----------------------

                                          TITLE:  Controller and Assistant
                                                  Treasurer


                                          DATE:   October 19, 2001


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